EXHIBIT 10.2


                                   XDOGS, Inc.
                        126 North Third Street, Suite 407
                              Minneapolis, MN 55401


                                 August 7, 2003



Ms. Kathrine Baumann
President and CEO
Kathrine Baumann, LLC
441 N. Beverly Hills Drive, Suite 210
Beverly Hills, CA 90210

Dear Ms. Baumann:

     This letter sets forth certain terms and conditions under which the business and operations of Kathrine Baumann, LLC, ("the Company") a California limited liability company, will be acquired by XDOGS, Inc. ("XDGI"). The transaction will be structured as an exchange of currency and securities. This Letter of Intent ("Letter") will expire at 5:00 p.m., PST time, on August 8th, 2003 unless fully executed by both parties listed below.

     1. Consideration: As of the date that this Letter shall be executed by both the Company and XDGI (the "Execution Date"), XDGI and one or more persons designated by XDGI shall be granted a ninety (90) day option (the "Option") to acquire a maximum of 25% of the fully-diluted capital stock of the Company, in consideration of the sum of $250,000, payable in cash (the "Option Price"). In full consideration of the Option, XDGI shall pay for the audit of the financial statements of the Company, as contemplated below. The Deposit shall be used solely for the purpose of paying accounting fees required to effect the "Merger" transaction described below. The Option shall expire, if not fully exercised, ninety (90) days following the Execution Date.

     2. Merger. It is contemplated that simultaneous with the exercise of the Option and payment of the $250,000 Option Price, the Company and Kathrine Baumann (the "Principal") shall execute an agreement and plan of merger with XDGI and a newly formed California merger subsidiary of XDGI ("Mergerco") pursuant to which the Company and Mergerco shall be merged, with the Company as the surviving corporation of the Merger. In consideration for the Merger, the Principal or her designees shall receive seventy-five (75%) percent of the fully-diluted capital stock of XDGI, with the remaining twenty-five (25%) percent to be owned the existing stockholders of XDGI. The Principal will be issued an amount of common shares of XDGI to effect this 75% equity stake. This transaction will be a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986. Prior to consummation of the Merger, the Company shall provide XDGI with audited financial statements of the Company for the two fiscal years ended December 31, 2002 and for the six months ended June 30, 2003; which financial statements shall be in accordance with Regulation S-X, as promulgated under the Securities Act of 1933, as amended. In the event that, for any reason, the Company shall be unable to furnish such financial statements, XDGI may terminate this Letter and the Merger Agreement without any further liability.

     3. Adjustment of Existing Capital Structure: The existing capital structure of XDGI which, totals 200,000,000 authorized shares of common stock, with 32,000,000 issued and outstanding as of the Execution Date of this Letter.

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     4. Selection of Directors: Upon completion of the Merger, XDGI and its
Company subsidiary shall have a seven person board of directors, of which the Principal shall be entitled to designate not less than four persons acceptable to her. The remaining three directors shall be Kent Rodriguez and two other independent directors within the meaning of the Sarbanes Oxley Act of 2002, who shall be acceptable to XDOGS and its financial advisors.

     5. General: The definitive Merger agreement will include provisions assuring compliance with the conditions referred to above and in addition will have normal representations, warranties and covenants as are normally included in agreements of this type.

     6. Access: XDGI and its attorneys, accountants, financial advisors, consultants, representatives and agents (collectively, the "XDGI Agents") shall have access, from the Execution Date to the closing date of the Merger, to all of the books and records, employees and premises of the Company, and shall be furnished with such information and materials as shall reasonably be requested from time to time during such period with respect to the financial condition, business, properties and operations of the Company.

     7. Confidentiality: All information furnished or disclosed by either party hereto to the other party or its Agents as a result of the discussions leading to this offer or otherwise so furnished or disclosed prior to the execution of a definitive acquisition agreement shall be treated as the sole property of the party furnishing or disclosing the information. If the parties shall fail to execute a definitive acquisition agreement on or before 180 days from the execution date of this agreement, each party shall return to the other party all documents or other materials furnished to such party by the other party that contain, reflect, or refer to confidential information of the other party and all copies thereof. Each party shall use its best efforts to keep confidential all confidential information disclosed or furnished to it by the other party, shall, to the maximum extent possible, restrict knowledge of such confidential information to its officers, employees, and professional advisors who are directly involved in the transaction, and shall not directly or indirectly use such confidential information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (a) any information which (i) any party can establish was already in its possession prior to disclosure thereof by the party furnishing the information; or (ii) was then generally known to the public; or (iii) became known to the public through no fault of such party; or (b) disclosures in accordance with an order of a court of competent jurisdiction.

     8. Conduct of Business: Between the date hereof and the closing date, XDGI and the the Company shall (a) each conduct their business and operations in the ordinary and usual course, consistent with past practice; (b) not engage in any extraordinary transactions; (c) not make any dividends or distributions; and (d) use their best efforts to preserve intact their business organization, keep available the services of their employees and maintain satisfactory relationships with suppliers, contractors, licensors, lenders, customers and others having business relationships with them except as otherwise provided herein.

     9. Communications: Without the prior written consent of the parties hereto, between the date hereof and the closing date, neither the Company nor XDGI, nor any of the officers, directors, employees, affiliates, stockholders or Agents of either of them, shall make any statement or public announcement or any release to trade publications or through the press or otherwise, or make any statement to any competitor, customer or any other third party, with respect to the transaction contemplated hereby; provided, however, that nothing contained herein shall prevent (i) a party from communicating with those employees who will be involved in facilitating the closing of the transaction contemplated hereby; (ii) either the Company or XDGI from disclosing this transaction to its lenders and investment bankers; and (iii) the disclosure of this transaction by the Company or XDGI as required by law.

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     10. Expenses: Except for the Deposit, each party shall be responsible for all of its own expenses incurred in connection with the transaction contemplated by this Letter, including the fees and disbursements of counsel, outside accountants, and any brokers and financial advisors.

     11. Termination: Except for Section 12 and Section 6(as to confidentiality), this letter will automatically terminate and be of no further force and effect upon the earliest to occur of (a) the execution of a definitive Merger Agreement, (b) the mutual agreement of the Company and XDGI to terminate this letter, and (c) expiration of the ninety (90) day Option Period.

     12. Examination: Based upon our discussions and the business and financial information and forecasts which you have submitted to us, and in reliance upon those representations, we hereby confirm in principle our interest in merging our enterprises under the guidelines set forth in this Letter. Prior to the completion of the merger described herein, XDOGS must be satisfied in its sole discretion as to the following: (i) due diligence on the Company's business, officers, directors; (ii) the proposed use of proceeds; (iii) audited financials to be presented upon completion. (iv) any and all legal and financial matters and any other requests made by XDOGS and its successors for due diligence.

     13. Intent: This letter is intended to be, and shall be construed as, only a letter of intent, and shall not impose any binding obligations on any person. It is understood that the rights and obligations of the parties remain to be defined in a definitive Merger Agreement into which this letter shall be merged.

     If you are in agreement with the terms set forth above and desire to proceed with the transaction on that basis, please sign this letter agreement in the space provided below and return an executed copy to us at the address set forth above.

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XDOGS, INC.                                   KATHRINE BAUMANN, LLC


By:  /s/  Kent Rodriguez                      By: /s/  Kathrine Baumann
   --------------------------------               ------------------------------
Name: Kent Rodriguez                          Name: Kathrine Baumann

Its: President and                            Its: President and
     Chief Executive Officer                       Chief Executive Officer


Date:  August 7, 2003                         Date:  August 7, 2003


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